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                          EXHIBIT 23-3

               CONSENT OF INDEPENDENT ACCOUNTANT

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Frontier Corporation Employees' Stock Option Plan of our report dated January 17, 1996 with respect to the consolidated financial statements and schedule of ALC Communications Corporation and subsidiaries which report is included in the Form 10-K of Frontier Corporation filed with the Securities and Exchange Commission on March 27, 1996.

/s/ Ernst & Young LLP

ERNST & YOUNG LLP

Detroit, Michigan
May 28, 1996